CUSIP NO. 595077108                                         Page 11 of 21 Pages


EXHIBIT 1

                       FORM OF PROXY AND VOTING AGREEMENT

                                   [attached]

CUSIP NO. 595077108                                         Page 12 of 21 Pages


                           PROXY AND VOTING AGREEMENT

     PROXY AND VOTING AGREEMENT, dated as of July ____, 2001 (this "Agreement"),
                                                                    ---------
among Corel Corporation, a Canadian corporation ("Corel"), Calgary I Acquisition
                                                  -----
Corp., a Delaware corporation ("Sub"), Micrografx, Inc., a Texas corporation
                                ---
("Micrografx"), and the individual shareholders of Micrografx listed on Schedule
  ----------                                                            --------
A hereto (collectively, the "Principals").  As used in this Agreement, the term
-                            ----------
"Principal" means, with respect to each person listed on Schedule A hereto, such
                                                         ----------
person.

     Corel, Sub and Micrografx are parties to a Merger Agreement dated July ____, 2001 (the "Merger Agreement"; capitalized terms not defined herein shall
                 ----------------
have the meanings ascribed to them in the Merger Agreement), pursuant to which Micrografx would be merged with and into Sub.

     WHEREAS, each Principal is the record holder and/or beneficial owner (as defined in rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of Micrografx's outstanding
      ------------
Common Stock or Micrografx's outstanding Series A Preferred Stock ("Micrografx
                                                                    ----------
Stock") and securities convertible into Micrografx Stock as indicated on
-----
Schedule A, which Schedule A sets forth the nature of such ownership.
----------

     WHEREAS, Micrografx and Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Principals;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties. Each Principal represents and warrants to Corel and Sub that:

          (a) Each Principal owns, beneficially and/or of record, as of the date hereof, the number of shares of Micrografx Stock or securities convertible into Micrografx Stock set forth next to his name in Schedule A hereto (collectively,
                                               ----------
the "Shares"), subject to no rights of others and free and clear of all security
     ------
interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Principal's voting rights, charges and other encumbrances of any nature whatsoever other than those imposed by federal and state securities laws. On the date hereof, the Shares constitute all of the shares of Micrografx Stock or securities convertible into Micrografx Stock owned, beneficially and/or of record, by each such Principal, other than shares of Micrografx Stock of which Principal currently disclaims beneficial ownership in accordance with applicable law. Principal's right to vote or dispose of the Shares owned, beneficially and/or of record, by such Principal is not subject to any voting trust, voting agreement, voting arrangement or proxy and such Principal has not entered into any contract, option or other arrangement or undertaking with respect thereto.

CUSIP NO. 595077108                                         Page 13 of 21 Pages


          (b) Each Principal has the legal capacity to execute, deliver and perform this Agreement and the Proxy (as defined in Section 2(c) below). This Agreement constitutes a valid and binding obligation of each Principal enforceable against such Principal in accordance with its terms. If such Principal is an individual married and the Shares constitute community property under applicable law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Principal's spouse enforceable against such spouse in accordance with its terms. If such Principal is a person other than an individual, such Principal has full power and authority to make, enter into and carry out the terms of this Agreement and Proxy.

          (c) The execution, delivery and performance by each Principal of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under the terms of any law, order, regulation or agreement or arrangement to which he is a party or by which he is bound, (ii) require any filing with or authorization by any governmental entity, or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which he is entitled under any provision of any agreement or other instrument binding on him.

          (d) Each Principal does not beneficially own any Shares of Corel Common Stock.

Section 2.  Voting Agreement.  (a)  Until the Expiration Date (as defined in
Section 2(c) below), no Principal will assign, sell, pledge, hypothecate or otherwise transfer or dispose of any of the shares of Micrografx Stock owned of record and/or beneficially owned by such Principal, or any other securities of Monika with respect to which he otherwise has the right to vote, or any interest therein, deposit any of such shares or securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto (except as contemplated by this Agreement and the Proxy) or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect transfer or disposition of any of the shares of Micrografx Stock.
In the case of any transfer by operation of law, this Agreement shall be binding upon the transferee.

          (b) Each Principal will, with respect to those shares of Micrografx Stock or other securities of Monika that such Principal either owns for voting at the Micrografx Shareholders Meeting to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting or with respect to which such Principal otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) to approve the Merger Agreement and the transactions contemplated thereby, (ii) against any Alternative Proposal and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

          (c) Each Principal acknowledges that concurrently with the execution of this Agreement, such Principal has executed and delivered to Corel an Irrevocable Proxy, pursuant to

CUSIP NO. 595077108                                         Page 14 of 21 Pages


Section 2.29 of the Texas Business Corporation Act, coupled with an interest, the form of which is attached hereto as Exhibit A (the "Proxy"), so as to vote
                                        ---------       -----
such shares set forth therein in accordance with this Section 2 and each
                                                      ---------
Principal hereby grants to Corel such irrevocable proxy. The terms of this proxy shall expire upon approval by the requisite vote of Micrografx's Shareholders at the Micrografx Shareholders Meeting or at any adjournment thereof of the adoption of the Merger Agreement or upon the earlier termination of the Merger Agreement in accordance with the provisions thereof (the "Expiration Date").
                                                          ---------------

          (d) The Principals, Corel and Micrografx shall use commercially reasonable efforts to cause the agreements in this Section 2 to be appropriately
                                                   ---------
disclosed in filings with the SEC, including the Registration Statement referred to in the Merger Agreement.

          (e) Principal agrees that any shares of Micrografx Stock that Principal purchases or with respect to which Principal otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act) after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Micrografx Stock.

Section 3. No Solicitation. Prior to the Closing Date, no Principal shall, and each Principal shall use best efforts to cause such Principal's affiliates and Representatives not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Alternative Proposal, or engage in any negotiations concerning, or provide any confidential information or otherwise facilitate any effort or attempt to make or implement, any Alternative Proposal or (ii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Micrografx with respect to an Alternative Proposal. The Principals will promptly notify Corel and Micrografx if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations are sought to be initiated or continued with, such Principal or any of such Persons.

Section 4. Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

Section 5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

Section 6. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor at the address and telecopier numbers set forth in the Merger Agreement, with respect to Corel, Sub and Micrografx, and at the addresses and

CUSIP NO. 595077108                                         Page 15 of 21 Pages


telecopier numbers set forth in Schedule A for the Principals. All such notices,
                                ----------
requests, consents and other communications shall be deemed to have been delivered when received.

Section 7. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor any provision hereof waived, except pursuant to a writing signed by the parties hereto (including their assigns). No waiver by any party of any term of this Agreement in any one or more instances shall be deemed or construed as a waiver of such term on any future occasion.

Section 8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 10. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without giving effect to principles governing conflicts of laws.

Section 12. Specific Performance: Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies, including specific performance and injunctive relief.

Section 13. Consent to Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the

CUSIP NO. 595077108                                         Page 16 of 21 Pages


jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the County of New Castle, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law.

Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 15. Further Assurances. Each party covenants and agrees to execute and deliver any additional documents or take such further actions as may reasonably be requested by another party to effect the purposes of this Agreement.

Section 16. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and have no further force or effect as of the Expiration Date.

                      [Signature Page Immediately Follows]

CUSIP NO. 595077108                                         Page 17 of 21 Pages


     IN WITNESS WHEREOF, the parties hereto have executed this Proxy and Voting Agreement on the date first written above.

                              COREL CORPORATION

                              By:_________________________________
                                 Name:
                                 Title:


                              CALGARY I ACQUISITION CORP.

                              By:_________________________________
                                 Name:
                                 Title:


                              MICROGRAFX, INC.

                              By:_________________________________
                                 Name:
                                 Title:


                              PRINCIPAL:


                              By:_________________________________
                                 Name:
                                 Title:


                              By:_________________________________
                                 Name:
                                 Title:

                              By:_________________________________
                                 Name:
                                 Title:

CUSIP NO. 595077108                                         Page 18 of 21 Pages


                                   Schedule A
                                   ----------



                       Number of       Number of Micrografx        Amount of
 Name of Record    Micrografx Common    Series A Preferred        Micrografx         Options/
     Owner              Stock                 Stock           Convertible Notes      Warrants

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

CUSIP NO. 595077108                                         Page 19 of 21 Pages


                                   EXHIBIT A

                               IRREVOCABLE PROXY

          Each of the undersigned shareholders of Micrografx, Inc., a Texas corporation ("Micrografx"), hereby irrevocably (to the fullest extent provided
              ----------
by law, but subject to automatic termination and revocation as provided below) appoints Corel Corporation, a Canadian corporation ("Corel"), or any designee of
                                                     -----
Corel, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of each of the undersigned's rights with respect to the shares of capital stock of Micrografx owned beneficially or of record by the undersigned, which shares are listed in Schedule A to the Proxy and Voting Agreement dated as of July ____, 2001, among
----------
Corel, Calgary I Acquisition Corp., Micrografx and the individual stockholders listed on Schedule A thereto, as the same may be amended from time to time (the
          ----------
"Proxy and Voting Agreement", capitalized terms not otherwise defined herein
 --------------------------
being used herein as therein defined), and any and all other shares or securities of Micrografx issued or issuable with respect thereof or otherwise acquired by the undersigned shareholders on or after the date hereof, until the termination date specified in the Proxy and Voting Agreement (the "Shares").
                                                                   ------
Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the earlier of the date of termination of the Proxy and Voting Agreement pursuant to Section 16 thereof (the
                                              ----------
"Termination Date") and the Closing Date of the Merger Agreement (such earlier
-----------------
date being hereinafter referred to as the "Proxy Termination Date").  This proxy
                                           ----------------------
is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Proxy and Voting Agreement, and is granted in consideration of the undersigned shareholders entering into the Merger Agreement referred to therein.

          The attorney and proxy named above will be empowered at any time prior to the Proxy Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of shareholders of Micrografx held prior to the Proxy Termination Date and in connection with every solicitation of written consents in lieu of such a meeting prior to the Proxy Termination Date, or otherwise, to the extent that any of the following matters is considered and voted on at any such meeting or in connection with any such consent solicitation: (i) approval of the Merger Agreement, the execution and delivery by Micrografx of the Merger Agreement and the approval of the terms thereof and each of the further actions contemplated by the Merger Agreement, and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Micrografx or the undersigned under the Merger Agreement or the Proxy and Voting Agreement (before giving effect to any materiality or similar qualifications contained therein); (iii) against any Alternative Proposal and (iv) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

CUSIP NO. 595077108                                         Page 20 of 21 Pages


          The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

          Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned shareholders.

          This proxy is irrevocable and coupled with an interest, but shall automatically terminate and be revoked and be of no further force and effect on and after the Proxy Termination Date.

This proxy is governed by and construed in accordance with the laws of the State of Delaware.

Dated: July ____, 2001

                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________
                              Number of Series A Preferred Stock:_________
                              Number of Common Shares:____________________
                              Record Holder(s):___________________________



                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________
                              Number of Series A Preferred Stock:_________
                              Number of Common Shares:____________________
                              Record Holder(s):___________________________



                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________
                              Number of Series A Preferred Stock:_________
                              Number of Common Shares:____________________
                              Record Holder(s):___________________________